                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                   ADVANCED AERODYNAMICS AND STRUCTURES, INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:
        ________________________________________________________________________

    2)  Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________

    4)  Proposed maximum aggregate value of transaction:
        ________________________________________________________________________

    5)  Total fee paid:
        ________________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid: _____________________________________

         2)       Form, Schedule or Registration Statement No.: _______________

         3)       Filing Party: _______________________________________________

         4)       Date Filed: _________________________________________________

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 22, 2002

TO THE STOCKHOLDERS OF ADVANCED AERODYNAMICS & STRUCTURES, INC.:

         You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Advanced Aerodynamics & Structures, Inc. ("AASI" or the "Company"), which will be held in the Multi-Purpose Room, AASI Headquarters, 3205 Lakewood Blvd., Long Beach, California 90808, on Monday, July 22, 2002, at 11:00 a.m. Pacific time, to consider and act upon the following matters:

         1.       The election of six (6) directors;

         2. The ratification of the selection of Ernst & Young LLP to serve as auditors of the Company for the fiscal year ending December 31, 2002;

         3.       Approval of the Company's 2002 Stock Option Plan;

         4. Approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company to "Mooney Aerospace Group, Ltd."; and

         5. Such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

         Only holders of record our Common Stock at the close of business on May 23, 2002, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments of the Annual Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                           By Order of the Board of Directors

                                           /s/ Roy H. Norris

                                           Roy H. Norris
                                           Chairman of the Board,
                                           President and Chief Executive Officer

3205 Lakewood Blvd.
Long Beach, California 90808
(562) 938-8618
June 24, 2002

                                 PROXY STATEMENT

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.

                             3205 LAKEWOOD BOULEVARD
                          LONG BEACH, CALIFORNIA 90808
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 22, 2002

Solicitation of Proxies

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Aerodynamics & Structures, Inc., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held in the Multi-Purpose Room, AASI Headquarters, 3205 Lakewood Blvd., Long Beach, California 90808, on Monday, July 22, 2002, at 11:00 a.m. Pacific time, and at any and all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. In addition to solicitation by use of the mail, certain of our officers and employees may, without receiving additional compensation therefor, solicit the return of proxies by telephone, telegram or personal interview. We have requested that brokerage houses and custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock, and has agreed to reimburse them for reasonable out-of-pocket expenses in connection therewith.

Revocation of Proxies

         All Proxies which are properly completed, signed and returned to us prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A Stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly-executed proxy bearing a later date or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

Record Date and Voting Securities

         The close of business on May 23, 2002, has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. As of April 23, 2002, we had outstanding: 62,984,965 shares of Class A Common Stock, par value $.0001 per share; 1,900,324 shares of Class B Common Stock, par value $.0001 per share; 4,000,000 shares of Class E-1 Common Stock, par value $.0001 per share; 4,000,000 shares of Class E-2 Common Stock, par value $.0001 per share; and 41,512 shares of Series A Preferred Stock. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock are substantially identical, except that the holders of Class A Common Stock have the right to cast one vote, and the holders of Class B Common Stock, Class E-1 Common Stock, and Class E-2 Common Stock have the right to cast five votes, for each share held of record on all matters submitted to a vote of the holders of Common Stock, including the election of directors. The Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock vote together as a single class on all matters on which stockholders may vote, including the election of directors, except when voting by individual class is required by applicable law. The Series A Preferred Stock does not vote, except on matters where a separate vote of the Series A Preferred Stock would be required by the Delaware General Corporation Law. Subject to the preferential rights of the holders of the Series A Preferred Stock, holders of the Class A Common Stock, Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors and are entitled to share ratably, as a single class, in all of our assets available for distribution to the holders of shares of Common Stock upon the liquidation, dissolution or winding up of our affairs. Except as described herein, no preemptive, subscription, or conversion rights pertain to the Common Stock and no redemption or sinking fund provisions exist for the benefit thereof.

         Pursuant to the General Corporation Law of the State of Delaware, only votes cast "FOR" a matter constitute affirmative votes, except proxies in which the stockholder fails to make a specification as to whether he votes "FOR," "AGAINST," "ABSTAINS" or "WITHHOLDS" as to a particular matter shall be considered as a vote "FOR" that matter. Votes will be tabulated by an inspector of election appointed by the Board of Directors. Votes in which the stockholder specified that he is "WITHHOLDING" or "ABSTAINING" from voting is counted for quorum purposes, but are not considered as votes "FOR" a particular matter. Broker non-votes (shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) are counted for quorum purposes, but are not considered as votes "FOR" a particular matter.

Mailing of Proxy Statement and Proxy Card

         Our Annual Report for 2001 is enclosed for your convenience but is not to be considered part of the solicitation material. We will pay the cost for preparing, printing, assembling and mailing this Proxy Statement and the Proxy Card and all of the costs of the solicitation of the Proxies.

         Our principal executive offices are located 3205 Lakewood Blvd., Long Beach, California 90808. This Proxy Statement and the accompanying proxy is first being mailed to Stockholders on or about June 24, 2002.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         In accordance with the Certificate of Incorporation and Bylaws of the Company, the Board of Directors consists of not less than three nor more than seven members, the exact number to be determined by the Board of Directors. At each annual meeting of the Stockholders of the Company, directors are elected for a one-year term, or until their successors are elected or appointed. The Board of Directors is being set at six members. The Board of Directors proposes the election of the nominees named below.

         Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below, unless authority is withheld. If any such person is unable or unwilling to serve as a nominee for the office of director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy. The Board of Directors has no reason to believe that any such nominee will be unwilling or unable to serve if elected a director.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE DIRECTORS NOMINATED HEREIN.

         The Board of Directors proposes the election of the following nominees as members of the Board of Directors:

                           Roy H. Norris
                           Shalom Babad
                           C.M. Cheng
                           Hon. Robert P. Kaplan
                           Arie Rabinowitz
                           Samuel Rothman

         If elected, the nominees are expected to serve until the 2003 Annual Meeting of Stockholders.

INFORMATION WITH RESPECT TO EACH NOMINEE AND EXECUTIVE OFFICERS.

         The following table sets forth certain information with respect to each nominee and executive officer of the Company as of April 23, 2002.

    Name                      Age                       Position
    ----                      ---                       --------

Roy H. Norris                  57      Chairman of the Board, President, Chief
                                       Executive Officer, Director and Director
                                       Nominee

Shalom Babad                   27      Director and Director Nominee

C.M. Cheng                     54      Consultant to the Company, Director and
                                       Director Nominee

Hon. Robert P. Kaplan          65      Director and Director Nominee

Arie Rabinowitz                30      Director and Director Nominee

Samuel Rothman                 48      Director and Director Nominee

OTHER OFFICERS:

Jack A. Jansen                 75      Senior Vice President and Chief Operating
                                       Officer of Mooney Airplane Company, Inc.
                                       (a wholly-owned subsidiary of the
                                       Company)

J. Nelson Happy                58      Executive Vice President and General
                                       Counsel

L. Peter Larson                52      Executive Vice President, Chief Financial
                                       Officer, Secretary and Treasurer

Dale Ruhmel                    67      Executive Vice President of Operations
                                       and Engineering

         Directors serve until the next annual meeting or until their successors are elected or appointed. All officers are appointed by and serve at the discretion of the Board of Directors, although Mr. Norris, Mr. Larson, Mr. Nelson and Mr. Ruhmel are currently negotiating employment agreements with the Company. See "Management - Employment Agreements." There are no family relationships between any of our directors or officers.

         ROY H. NORRIS was elected as the President, Chief Executive Officer and Chairman of the Board effective January 8, 2002. He was previously elected as a director of the Company on June 1, 2001. He was previously a private business consultant with extensive experience in the aviation industry. From 1994 to 1997, he served as President of Raytheon Aircraft (formerly Beech Aircraft), a $2.3 billion enterprise. Previously, Mr. Norris was President and Chief Executive Officer of Raytheon Corporate Jets, a division of Raytheon which merged into Raytheon Aircraft in 1994. He has also served as Vice President of Sales and Marketing for Gulfstream Aerospace and Senior Vice President for Marketing and Sales for Cessna Aircraft Company. Mr. Norris has a degree in Chemical Engineering from Auburn University and was named its Outstanding Engineering Graduate for 1997.

         SHALOM BABAD is a consultant to the Company and was appointed as a director in April 2002. He has been self-employed as a consultant in fundraising and security investments during the past five years.

         C.M. CHENG has served as a director of the Company since June 1996. Since April 1996, Mr. Cheng has been a Vice President of Eurotai International, Ltd., a private company located in Taipei, Taiwan, which distributes health food products. From 1984 to April 1996, Mr. Cheng served as a Vice President, Director of the Office of the President, and Manager of Corporate Planning with Taiwan Yeu Tyan Machinery, Mfg. Co. Ltd., a public company located in Taipei, Taiwan, which manufactures automobiles and heavy equipment. From 1980 to 1983, Mr. Cheng was an Associate Professor of Economics and Management at Taiwan National Sun-Yet-Sen University. Mr. Cheng is the director of Harpa Limited, a corporation organized under the laws of the Cayman Islands (Harpa), a principal stockholder of the Company. See "Certain Relationships and Related Transactions and Principal Stockholders."

         HON. ROBERT P. KAPLAN was elected as a director of the Company in June 2001. He was previously the Canadian Solicitor General and also was a member of the Parliament of Canada from 1968 until 1993, when he retired from elective politics. Since leaving public life in 1993, Mr. Kaplan has, among other things, engaged in trade and investment in the Former Soviet Union. He serves as a director of Hurricane Hydrocarbons Limited, a Calgary-based company which owns oil fields and a major refinery in Kazakhstan, producing 10% of that country's oil. It is listed on the Toronto, Frankfurt and Alberta Stock Exchanges. Hurricane Hydrocarbans Limited was under bankruptcy protection from May 1999 to March 2000, and emerged successfully. Mr. Kaplan served as a director, chairman and acting CEO during this period. He also serves as a director of Rex Diamond Corp., Ltd. Mr. Kaplan graduated with an Honours B.A. in Sociology (Criminology) and an LL.B from the University of Toronto in 1961. He was called to the Bar in Ontario in 1963, and practiced law with Toronto law firms doing tax and corporate work until 1968.

         ARIE RABINOWITZ has served as a director of the Company since December 2001. He is also a consultant to the Company and has been a vice president at LH Financial Services Inc. during the past five years. LH Financial clients have invested in the Company. Mr. Rabinowitz has a B.S. in Actuarial Sciences from Touro College in New York.

         SAMUEL ROTHMAN has served as a director of the Company since December 2001. He has been self-employed in real estate and security investments during the past five years.

         JACK A. JANSEN was the Manufacturing Manager at Miko Aircraft from July 1996 to May 2001.

         J. NELSON HAPPY has been the General Counsel and an Executive Vice President of the Company since January 8, 2002. He was previously the CEO of Conco Refining Company from September 1999 to December 2001. From September 1993 to August 1999, he served as the chief executive of Regent University School of Law.

         L. PETER LARSON has been the Chief Financial Officer and an Executive Vice President of the Company since January 8, 2002. He was previously the CEO of Telkonet Communications, which he co-founded in 1999, prior to joining AASI and was involved in several start-up and turnaround assignments as a consultant beginning in 1993. Mr. Larson received a B.S. in Electrical Engineering from Union College in 1971 and a M.S. in Operations Research fro Rensselaer Polytechnic Institute in 1973. He then joined General Dynamics where he served in a number of management positions including Vice President Finance and Controller of the General Dynamics Services Company. Mr. Larson was Senior Vice President and Chief Financial Officer of Cessna Aircraft for 5 years beginning in January 1989.

         DALE RUHMEL has been the Executive Vice President of Operations and Engineering since January 8, 2002. He served as a consultant in the aviation industry during the past five years.

         The Board of Directors held two meetings in 2001 and all Directors were present at each meeting. No director attended fewer than seventy-five percent (75%) of the aggregate number of meetings held by the Board of Directors and the committees on which he served during 2001. The Board of Directors has an Audit Committee which reviews the results and scope of the audit and other accounting related matters. The members of the Audit Committee are currently Messrs. Babad, Kaplan and Rothman. The Audit Committee held one meeting during 2001.

AUDIT FEES

         The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year were $114,950. All other fees were $80,192 including audit-related services of $63,875 and non-audit services, primarily tax compliance services, of $16,317. Audit-related services generally include fees for accounting consultations, business acquisitions, and work related to equity offerings. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

         There were no fees billed by Ernst & Young for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

AUDIT COMMITTEE CHARTER

         The Company's Board of Directors has adopted a written charter for the Audit Committee, which established operating guidelines for the Audit Committee. A copy of the Charter of the Audit Committee was filed as an appendix to last year's Proxy Statement.

AUDIT COMMITTEE REPORT

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                             AUDIT COMMITTEE REPORT

         The Audit Committee has reviewed and discussed the Company's audited financial statements with Company management and has discussed certain required matters with the Company's independent auditors, in accordance with Statement of Auditing Standards No. 61.

         The Company's independent auditors also provided written documentation to the Audit Committee, describing all relationships between the auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001. The Audit Committee also recommended the re-appointment of the independent auditors and the Board concurred in such recommendation. All members of the Audit Committee are considered to be "independent directors," as defined in NASDAQ Marketplace Rule 4200.

                                  AUDIT COMMITTEE
                                  Shalom Babad, Robert Kaplan and Samuel Rothman

                                   MANAGEMENT

EXECUTIVE COMPENSATION

         The following tables set forth certain information as to our Chief Executive Officer and each of our four most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2001, exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                     Annual Compensation(1)
                                       ----------------------------------------------------
                                                                                                    Other
     Name and Principal Position             Year             Salary            Bonus           Compensation
-------------------------------------- ----------------- ----------------- ---------------- ----------------------
Carl L. Chen, Ph.D.                          2001             $200,000           $0               $39,248(2)
  Chairman and Chief Executive               2000             $200,000           $0               $39,248(2)
  Officer                                    1990             $191,000           $0               $39,248(2)

Gene Comfort                                 2001             $153,000           $0                     $0
  Executive Vice President                   2000             $153,000           $0                     $0
                                             1999             $143,000           $0                     $0
--------------------

(1) The compensation described in this table does not include medical insurance, retirement benefits and other benefits which are available generally to all employees of the Company and certain perquisites and other personal benefits, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's compensation in the table.

(2) Represents premium for life insurance paid by the Company on behalf of Dr. Chen.

EMPLOYMENT AGREEMENTS

         We have entered into three-year employment agreements with Roy Norris, Chairman/CEO; Peter Larson, Executive Vice President/Chief Financial Officer; Dale Ruhmel, Executive Vice President of Engineering and Operations and J. Nelson Happy, Executive Vice-President and General Counsel, on similar terms. The majority of their compensation was designed to reward performance. Over the three-year period they will vest in ownership of five percent, three percent, two percent and three percent, respectively, of the outstanding shares of the Company and all receive annual salaries of $200,000 plus reimbursement of expenses. We entered into an eight-year employment agreement (the "Chen Employment Agreement") with Dr. Carl Chen as Chairman, Chief Executive Officer and President commencing in May 1996. The Chen Employment Agreement provided that, in consideration for Dr. Chen's services, he was to be paid an annual salary of $200,000. Dr. Chen resigned effective January 8, 2002, under the terms of a severance agreement with the following terms: (i) a $300,000 payment with the first half paid during the first six months of 2002 and the second half paid on January 8, 2004; (ii) eighteen months of health insurance; (iii) 2,000,000 warrants with an exercise price of $0.25 and a three-year term; and (iv) Dr. Chen's granting of an irrevocable proxy for his Class E-1 and Class E-2 Common Shares to Samuel Rothman, a director.

COMPENSATION OF DIRECTORS

         Non-employee directors receive $2,500 for each Board of Directors meeting attended. We pay all out-of-pocket expenses of attendance.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of May 20, 2002, by (i) each person who is known by us to own beneficially more than 5% of any class of our outstanding voting securities, (ii) each of our directors and executive officers, and (iii) all of our officers and directors as a group. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. Percentages are based on a total of 64,328,017 shares of common stock outstanding on May 22, 2002.

                                                      Common Stock
                                 Name and Address of  Beneficially   Percent of
     Title of Class              Beneficial Owner(1)    Owned(2)      Ownership
-------------------------------  -------------------  -------------  -----------

Class A Common Stock             Roy H. Norris(3)       3,216,401         5%

Class A Common Stock             Shalom Babad(4)        1,929,841         3%

Class A Common Stock             C.M. Cheng(5)(6)          15,000        <1%
Class B Common Stock                                    1,013,572        53%
Class E-1 Common Stock                                  2,027,144        51%
Class E-2 Common Stock                                  2,027,144        51%

Class A Common Stock             Hon. Robert P. Kaplan(7) 350,413        <1%

Class A Common Stock             S.B. Lai, Ph.D.(8)        28,000        <1%

Class A Common Stock             Arie Rabinowitz(9)     1,929,841         3%

Class A Common Stock             Samuel Rothman(10)     1,929,841         3%
Class E-1 Common Stock                                  1,653,503        41%
Class E-2 Common Stock                                  1,653,503        41%

Class A Common Stock             J. Nelson Happy(11)    1,929,841         3%

Class A Common Stock             L. Peter Larson(12)    1,929,841         3%

Class A Common Stock             Dale Ruhmel(13)        1,286,560         2%

Class A Common Stock             All executive officers 14,545,577       23%
Class B Common Stock             and directors as a      1,073,573       56%
Class E-1 Common Stock           group (10 persons)      3,800,647       95.02%
Class E-2 Common Stock                                   3,800,647       95.02%

Class A Common Stock             Carl. L. Chen, Ph.D.       75,000       <1%
Class B Common Stock             (14)                      826,751       43.5%
Class E-1 Common Stock                                   1,653,503       41.34%
Class E-2 Common Stock                                   1,653,503       41.34%

Class B Common Stock             Harpa Limited(6)        1,013,572       53.33%
Class E-1 Common Stock                                   2,027,144       50.67%
Class E-2 Common Stock                                   2,027,144       50.67%

                                                      Common Stock
                                 Name and Address of  Beneficially   Percent of
     Title of Class              Beneficial Owner(1)    Owned(2)      Ownership
-------------------------------  -------------------  -------------  -----------

Class B Common Stock             Shih Jen Yeh(6)         1,013,572       53.33%
Class E-1 Common Stock                                   2,027,144       50.67%
Class E-2 Common Stock                                   2,027,144       50.67%

Class B Common Stock             Chyao Chi Yeh(6)        1,013,572       53.33%
Class E-1 Common Stock                                   2,027,144       50.67%
Class E-2 Common Stock                                   2,027,144       50.67%

Class A Common Stock             Alpha capital           6,432,800        9.99%
                                 Akteingesellschaft(15)

Class A Common Stock             Austinvest Anstalt      6,432,800        9.99%
                                 Balzers(16)

Class A Common Stock             The Endeavour Capital   6,432,800        9.99%
                                 Investment Fund, S.A.(17)

Class A Common Stock             Esquire Trade &         6,432,800        5.5%
                                 Finance Inc.(18)
---------------------

(1) Except as otherwise indicated, the address of each principal stockholder is c/o the Company at 3205 Lakewood Blvd., Long Beach, California 90808. The Company believes that all persons named have sole voting power and sole investment power, subject to community property laws where applicable.

(2) The Common Stock of the Company is divided into four classes. Each share of Class B Common Stock, Class E-1 Common Stock and Class E-2 Common Stock is entitled to five votes per share, and Class A Common Stock is entitled to one vote per share. The shares of Class E Common Stock are subject to redemption by the Company if the Company does not achieve certain income or market price levels.

(3) There is an employment agreement pursuant to which Mr. Norris will be granted a 5% interest in the Company which is nondilutable for three years.

(4) We entered into a consulting agreement pursuant to which Mr. Babad will be granted a 3% interest in the Company which is nondilutable.

(5) Includes 5,067,860 shares of Common Stock held by Harpa Limited, a Cayman Island corporation (Harpa). C.M. Cheng is a director of Harpa and has sole voting and investment control over the shares of Common Stock held by Harpa and thus may be deemed to beneficially own such shares. Mr. Cheng disclaims beneficial ownership of such shares. The address of Harpa is c/o Coutts Co. (Cayman) Ltd., Coutts House, P.O. Box 707, West Bay Road, Grand Cayman, Cayman Islands.

(6) The voting stock of Harpa is currently held equally by Shih Jen Yeh and Chyao Chi Yeh, who are children of Song Gen Yeh, the former Chairman and principal stockholder of the Company. See Certain Transactions. The address of Mr. Shih Jen Yeh and Mr. Chyao Chi Yeh is 14th Floor, No. 55, Section 2, Chung-Cheng Road, Shih-Lin District, Taipei, Taiwan.

(7) This amount includes 325,413 shares issued upon the conversion of $50,000 of debentures but does not include common stock issuable upon the conversion of $310,000 in convertible debentures which remain outstanding.

(8) Excludes 7,000 shares of Class A Common Stock issuable upon the exercise of options which are not exercisable within 60 days and includes options for 28,000 shares of Class A Common Stock issuable upon the exercise of options which are currently exercisable.

(9) We entered into a consulting agreement pursuant to which Mr. Rabinowitz will be granted a 3% interest in the Company which is nondilutable.

(10) We entered into a consulting agreement pursuant to which Mr. Rothman will be granted a 3% interest in the Company which is nondilutable. Mr. Rothman disclaims beneficial ownership of the shares underlying the 3% interest which will all be issued in his wife's name. Mr. Rothman holds an irrevocable proxy from Dr. Chen to vote the Class E-1 and Class E-2 shares Dr. Chen previously controlled. This amount does not include common stock issuable upon the conversion of $170,775 in convertible debentures which remain outstanding.

(11) There is an employment agreement pursuant to which Mr. Happy will be granted a 3% interest in the Company which is nondilutable for three years.

(12) There is an employment agreement pursuant to which Mr. Larson will be granted a 3% interest in the Company which is nondilutable for three years.

(13) There is an employment agreement pursuant to which Mr. Ruhmel will be granted a 2% interest in the Company which is nondilutable for three years.

(14) Pursuant to a severance agreement, Dr. Chen has granted an irrevocable proxy to Mr. Rothman to vote the Class E-1 and Class E-2 shares which Dr. Chen formerly controlled.

(15) The address for Alpha Capital Aktiengesellschaft is Pradafant 7, Furstentums 9490, Vaduz, Lichtenstein. Includes an estimated 6,432,800 shares of Class A Common Stock issuable upon the conversion or exercise of debentures and warrants. Excludes an estimated 12,288,089 shares of Class A Common Stock issuable upon the conversion or exercise of debentures and warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion and exercise of all debentures and warrants would exceed this restriction.

(16) The address for Austinvest Anstalt Balzers is Landstrasse 938, 9494 Furstentums, Balzers, Liechtenstein. Includes an estimated 6,432,800 shares of Class A Common Stock issuable upon the conversion of Series A Preferred Stock or exercise of warrants. Excludes an estimated 1,678,294 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock or exercise of warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion of all Series A Preferred Stock and exercise of all warrants would exceed this restriction.

(17) The address for The Endeavour Capital Investment Fund, S.A. is Cumberland House, 27 Cumberland Street, Nassau, New Providence, The Bahamas. Includes an estimated 6,432,800 shares of Class A Common Stock issuable upon the exercise or conversion of Series A Preferred Stock, debentures, and warrants. Excludes an estimated 3,108,265 shares of Class A Common Stock issuable upon conversion or exercise of Series A Preferred Stock, debentures, and warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion and exercise of all Series A Preferred Stock, debentures, and warrants would exceed this restriction.

(18) The address for Esquire Trade & Finance Inc. is Trident Chambers, Road Town, Tortola, B.V.I. Includes an estimated 6,432,800 shares Class A Common Stock issuable upon conversion of Series A Preferred Stock and exercise of warrants. Excludes an estimated 1,172,875 shares of Class A Common Stock issuable upon conversion or exercise of Series A Preferred Stock and warrants, which may not be converted or exercised pursuant to a contractually stipulated 9.99% ownership restriction. The full conversion and exercise of all Series A Preferred Stock and warrants would exceed this restriction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Form 3s are being filed by the following individuals as indicated: Roy Norris and Robert Kaplan, due April 19, 2001; Arie Rabinowitz and Sam Rothman, due December 23, 2001; J. Nelson Happy, L. Peter Larson and Dale Ruhmel, due January 18, 2002; and Shalom Babad, due April 26, 2001. Form 4s are being filed by the following individuals as indicated: Robert Kaplan for three transactions due September 10, 2001, November 10, 2001, and March 10, 2002, respectively; Sam Rothman, for one transaction due November 10, 2001, and April 10, 2002, respectively. Based solely upon a review of copies of reports on Form 3, Form 4 and Form 5 furnished to us, and written representations to us from reporting persons, we believe that no other officers, directors or beneficial owners of over 10% of the Company's Common Stock failed to timely file required reports under Rule 16(a) of the Securities and Exchange Act of 1934, as amended, during 2001 or previous fiscal years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We have entered into three-year employment agreements with Roy Norris, Chairman/CEO; Peter Larson, Executive Vice President/Chief Financial Officer; Dale Ruhmel, Executive Vice President of Engineering and Operations and J. Nelson Happy, Executive Vice-President and General Counsel, on similar terms. The majority of their compensation was designed to reward performance. Over the three-year period they will vest in ownership of five percent, three percent, two percent and three percent, respectively, of the outstanding shares of the Company and all receive annual salaries of $200,000 plus reimbursement of expenses.

         In March 2001, we entered into a consulting agreement to issue a 6% nondilutable interest in the Company to a group of consultants, three of whom later became members of our Board of Directors. In October 2001, this agreement was amended to increase the nondilutable interest in the Company to be issued to the consultants to 12%.

         Certain of our directors hold or have held convertible debentures issued by us to them for their investment.

         Mr. Babad, a director, received $29,032 in finder's fees in 2001 and has a consulting agreement with us that provides for payments to him of $10,000 a month from December 2001 through March 2002, and $7,000 a month from April 2002.

         Mr. Rothman, a director, received $170,775 in finder's fees in 2001 prior to his appointment as a director.

                                   PROPOSAL 2

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has authorized the firm of Ernst & Young LLP, independent public accountants, to serve as auditors for the fiscal year ending December 31, 2002. A representative of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Further, the representative of Ernst & Young LLP will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST AND YOUNG AS THE AUDITORS OF THE COMPANY.

                                   PROPOSAL 3

                APPROVAL OF THE COMPANY'S 2002 STOCK OPTION PLAN

         On May 14, 2002, the Board of Directors authorized a sub-committee of the Board of Directors to approve the Company's 2002 Stock Option Plan. The sub-committee, consisting of three directors of the Board, approved the 2002 Stock Option Plan on June 17, 2002. The proposal to approve the 2002 Stock Option Plan is recommended by the Board of Directors because it considers it to be in the best interests of the Company and its stockholders. The Stock Option Plan is designed to serve as an incentive to directors, officers, and key employees and contractors to focus their services on achieving superior earnings performance and increasing the value of the stockholders' proprietary interest in the Company. A maximum of 20,000,000 aggregate shares are reserved for issuance under the Stock Option Plan. The Stock Option Plan vests broad discretionary power in the Plan Committee, including the power to (i) select eligible optionees to be granted stock options, (ii) set the option exercise price (subject to certain restrictions), (iii) establish the duration of each option (not to exceed ten years), (iv) specify the method of exercise, and (v) designate the medium and time of payment. The Stock Option Plan will terminate on June 17, 2012, unless sooner terminated by the Board. No options may be granted after termination of the Stock Option Plan, although Options outstanding at the time of termination will continue to be exercisable in accordance with their terms. The issuance of shares of Common Stock upon the exercise of options granted under the Stock Option Plan will dilute the voting power of current stockholders. The extent of dilution will depend on the number of options exercised and difference between the option exercise price and the market price for the Common Stock at the time of exercise.

         The foregoing summary of the Stock Option Plan is qualified in its entirety by the terms of the plan, which is available for review at the principal office of the Company. The Board of Directors believes that any effect the Stock Option Plan will have in diluting the voting power of current stockholders will be exceeded by the effect of the plan to attract and retain the services of experienced and knowledgeable directors, officers, employees and other eligible service-providers who will contribute to the profitability and value of the current stockholders' holdings in the Company.

EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information about the common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2001.

                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                                             Future Issuance Under
                                Number of Securities To Be    Weighted-Average Exercise    Equity Compensation Plans
                                  Issued upon Exercise of       Price of Outstanding         (excluding securities
                                   Outstanding Options,         Options, Warrants and       reflected in the second
        Plan Category             Warrants and Rights(1)              Rights(2)                   column)(3)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity Compensation Plans
Approved by Stockholders                 1,322,000                      $2.15                      1,178,000

Equity Compensation Plans Not
Approved by Stockholders(4)             20,000,000                                                20,000,000
---------------------

(1) 279,000 shares issuable upon exercise of outstanding options granted under the 1996 Stock Option Plan; 205,000 shares issuable upon exercise of outstanding options granted under the 1998 Stock Option Plan; and 838,000 shares issuable upon exercise of outstanding options granted under the 2000 Stock Option Plan.

(2)  Option exercise prices range from $0.50 to $5.00.

(3) Reflects shares issuable under the 1996 Stock Option Plan, 1998 Stock Option Plan and 2000 Stock Option Plan.

(4) The only equity compensation plan not approved by stockholders is the 2002 Stock Option Plan, for which the Company is seeking stockholder approval of at the annual meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S 2002 STOCK OPTION PLAN.

                                   PROPOSAL 4

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

         As a consequence of the acquisition of Mooney Aircraft Corporation by the Company, the Board of Directors has authorized an amendment to the Company's Certificate of Incorporation to change the name of the Company from "Advanced Aerodynamics & Structures, Inc." to "Mooney Aerospace Group, Ltd."

         On March 15, 2002, the Board of Directors approved the change in corporate name. Delaware General Corporation Law requires that a majority of the outstanding stock of the Company approve the change of corporate name to "Mooney Aerospace Group, Ltd."

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO "MOONEY AEROSPACE GROUP, LTD."

                                  OTHER MATTERS

         The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxy holders named in the proxy accompanying this statement will have discretionary authority to vote all proxies in accordance with their best judgment.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

         Any stockholder who wishes to present a proposal for consideration at the annual meeting of stockholders to be held in 2003 must submit such proposal in accordance with the rules promulgated by the Securities and Exchange Commission. In order for a proposal to be included in the Company's proxy materials relating to the 2003 Annual Meeting of Stockholders, the stockholder must submit such proposal in writing to the Company so that it is received no later than January 23, 2003. Any stockholder proposal submitted with respect to the Company's 2003 Annual Meeting of Stockholders which proposal is received by the Company after March 25, 2003, will be considered untimely for purposes of Rule 14a-4 and 14a-5 under the Exchange Act and the Company may vote against such proposal using its discretionary voting authority as authorized by proxy.

                          ANNUAL REPORT TO STOCKHOLDERS

         Our Annual Report for the fiscal year ended December 31, 2001, is being mailed to Stockholders along with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                              By Order of the Board of Directors

Long Beach, California
June 24, 2002